Exhibit 99.1

            ISSI Announces Third Quarter Fiscal Year 2003 Results

    SANTA CLARA, Calif., July 24 /PRNewswire-FirstCall/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported financial results for the third fiscal quarter ended June 30, 2003.
    Revenues in the third quarter of fiscal 2003 were $24.3 million, compared with $18.5 million in the third quarter of the prior year and $22.3 million in the quarter ended March 31, 2003. The Company reported a net loss for the June 2003 quarter of ($5.9) million or ($0.21) per diluted share, compared with a net loss of ($7.0) million or ($0.25) per diluted share in the March 2003 quarter, and a net loss of ($24.9) million or ($0.91) per diluted share in the June 2002 quarter. The June quarter net loss included a net charge on investments of approximately ($0.9) million. The Company ended the June 30, 2003 quarter with cash and short-term investments of $59.5 million.
    "Revenue growth accelerated in the June quarter. We grew revenue 9 percent sequentially in June, after growing 6 percent sequentially in the March quarter," said Jimmy Lee, ISSI's Chairman and CEO. "The recent June quarter revenue shows a 31 percent growth over the June 2002 quarter and we are pleased with these trends."
    "We are pleased with the results of our expense reduction efforts," said Gary Fischer, ISSI's President and COO. "While the top line grew 31 percent over the June 2002 quarter, our expenses dropped by 30 percent from that same quarter."

    Company Information
    ISSI is a technology leader in high performance memory semiconductors.
The company designs, develops and markets memory products used in consumer electronics, networking, Internet infrastructure, telecommunications, wireless products, handheld devices, computer peripherals, and automotive electronics. ISSI's products incorporate state-of-the-art circuit design and advanced process technology. The company's high speed and low power SRAM, low to medium density DRAM, MCP (combining Flash and SRAM/PSRAM/DRAM), family of EEPROMs, and Bluetooth(TM) wireless chipsets (in development), enable designers to meet the demanding connectivity, portability, and bandwidth requirements of today's high tech products. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, Taiwan and Korea. Visit our web site at www.issi.com.

    Safe Harbor Statement
    Certain statements in this news release, including statements regarding revenue growth trends and our expenses efforts may be considered forward-looking statements and are subject to risks and uncertainties. Actual results may differ materially from current expectations due to many factors, including adverse changes in market conditions, inability to effectively reduce or manage expenses, inability to add new products or diversify product lines, order cancellations, order rescheduling, decreasing demand, reduction in average selling prices for the Company's products and a resultant decrease in the Company's gross profit margin, product warranty claims, competition, inability to secure wafers or manufacturing capacity, the level and value of inventory held by OEM customers or the Company, or other factors. Further information that could affect the Company's results is detailed in ISSI's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the fiscal year ended September 30, 2002 and its most recent Quarterly Report on Form 10Q for the quarter ended March 31, 2003.

                      Integrated Silicon Solution, Inc.
               Condensed Consolidated Statements of Operations
                                 (Unaudited)
                    (In thousands, except per share data)

                                       Three Months Ended  Nine Months Ended
                                            June 30,            June 30,
                                         2003      2002      2003      2002

    Net sales                           $24,285   $18,532   $67,635   $50,261
    Cost of sales                        20,271    31,563    61,503    57,597
    Gross profit (loss)                   4,014   (13,031)    6,132    (7,336)

    Operating Expenses:
      Research and development            5,584     8,016    18,523    21,815
      Selling, general and
       administrative                     3,039     4,213    10,095    12,181
      In-process technology charge           --        --        --     4,689
        Total operating expenses          8,623    12,229    28,618    38,685

    Operating loss                       (4,609)  (25,260)  (22,486)  (46,021)
    Other income (expense), net            (716)      853      (546)    2,218

    Loss before minority interest
      and equity in net income (loss)
       of
      affiliated companies               (5,325)  (24,407)  (23,032)  (43,803)
    Provision  (benefit) for income
     taxes                                   --         3        --    (3,220)

    Loss before minority interest
      and equity in net loss of
      affiliated companies               (5,325)  (24,410)  (23,032)  (40,583)

    Minority interest in net (income)
     loss of consolidated subsidiary         --        (6)       17        18
    Equity in net loss of
      affiliated companies                 (615)     (511)   (2,584)   (4,946)

    Net loss                            $(5,940) $(24,927) $(25,599) $(45,511)

    Basic and diluted net loss per
     share                               $(0.21)   $(0.91)   $(0.92)   $(1.69)
    Shares used in per share
     calculation                         27,774    27,309    27,682    26,954

                      Integrated Silicon Solution, Inc.
                    Condensed Consolidated Balance Sheets
                                (In thousands)

                                                   June 30,      September 30,
                                                    2003              2002
                                                 (unaudited)           (1)

                                      ASSETS

    Current assets:
      Cash and cash equivalents                    $11,295            $11,622
      Short-term investments                        48,200             67,200
      Accounts receivable                           11,845              8,391
      Inventories                                   13,253             17,665
      Other current assets                           3,310              3,448

    Total current assets                            87,903            108,326
    Property, equipment, and leasehold
     improvements, net                               8,100             10,673
    Other assets                                    59,714             65,677
    Total assets                                  $155,717           $184,676

          LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
      Accounts payable                             $16,554            $21,776
      Accrued compensation and benefits              3,247              3,394
      Accrued expenses                               4,732              3,830
      Current portion of long-term
       obligations                                      30                158

    Total current liabilities                       24,563             29,158

    Minority interest                                   78                 95

    Stockholders' equity:
      Common stock                                       3                  3
      Additional paid-in capital                   231,638            231,032
      Accumulated deficit                          (94,850)           (69,251)
      Unearned compensation                           (288)              (778)
      Accumulated comprehensive loss                (5,427)            (5,583)

    Total stockholders' equity                     131,076            155,423
    Total liabilities and stockholders'
     equity                                       $155,717           $184,676

     (1) Derived from audited financial statements.

SOURCE  Integrated Silicon Solution, Inc.

    -0-                             07/24/2003

    /CONTACT: Suzanne Weaver, Investor Relations, +1-408-588-0800, or Gary Fischer, President & COO, +1-408-969-4612, both of Integrated Silicon Solution, Inc., ir@issi.com/
    /Web site:  http://www.issi.com /
    (ISSI)

CO:  Integrated Silicon Solution, Inc.
ST:  California
IN:  CPR SEM HRD
SU:  ERN